EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or make a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
March 17, 1997